Designated Filer:	FEINBERG LARRY N
Issuer & Ticker Symbol:	Hansen Medical, Inc. [HNSN]
Date of Event Requiring Statement: July 27, 2016

Joint Filer Signatures

Dated: July 28, 2016	ORACLE PARTNERS, LP By: ORACLE ASSOCIATES, LLC, its general partner By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member
Dated: July 28, 2016	ORACLE TEN FUND MASTER, LP By: ORACLE ASSOCIATES, LLC, its general partner By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member
Dated: July 28, 2016	ORACLE INSTITUTIONAL PARTNERS, LP By: ORACLE ASSOCIATES, LLC, its general partner By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member

Designated Filer:	FEINBERG LARRY N
Issuer & Ticker Symbol:	Hansen Medical, Inc. [HNSN]
Date of Event Requiring Statement: July 27, 2016

Dated: July 28, 2016	ORACLE ASSOCIATES LLC By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member
Dated: July 28, 2016	LARRY N. FEINBERG /s/ Larry N. Feinberg